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NOTICE OF GUARANTEED DELIVERY
for tender of
Any and All Outstanding Series 1999 C Bonds and Series 1999 D Bonds
(as defined in the Second Amended and Restated Mortgage, Security Agreement,
and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee)

Pursuant to the Prospectus dated August 16, 2004

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates representing the Series 1999 C Bonds maturing in 2009 (the "2009 Series C Robbins Bonds"), the Series 1999 C Bonds maturing in 2024 (the "2024 Series C Robbins Bonds") and Series 1999 D Bonds (as defined in the Second Amended and Restated Mortgage, Security Agreement, and Indenture of Trust dated as of October 15, 1999 from Village of Robbins, Cook County, Illinois, to SunTrust Bank, Central Florida, National Association, as Trustee) (collectively, the "Robbins Bonds") are not immediately available, or (ii) if the procedures for book-entry transfer cannot be completed on a timely basis or (iii) if time will not permit all required documents to reach the Exchange Agent as soon as possible and, in any event, prior to the Expiration Date (as defined below). This Notice of Guaranteed Delivery may be delivered by hand, transmitted by telegram, telex, facsimile transmission or mailed to the Exchange Agent. See "The Exchange Offer and the Consent Solicitation—Procedures for Tendering Your Securities and Delivering Your Consent to the Proposed Amendments—Guaranteed Delivery" in the Prospectus.

        The Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on August 30, 2004, which we refer to as the Expiration Date, unless extended by us. You may revoke your tender and your consent at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Agent for the Offer is:
The Bank of New York, London Branch

By Mail:	Facsimile Transmission:	By Hand or Overnight Courier:
The Bank of New York, London Branch c/o The Bank of New York ReOrg Unit 101 Barclay Street Floor 7 East New York, New York 10286 Attention: William Buckley Phone: (212) 815-5788 Fax: (212) 298-1915	(for Eligible Institutions only) The Bank of New York, London branch c/o The Bank of New York Attention: William Buckley Phone: (212) 815-5788 Fax: (212) 298-1915	The Bank of New York, London branch c/o The Bank of New York ReOrg Unit 101 Barclay Street, Floor 7 East New York, New York 10286 Attention: William Buckley Phone: (212) 815-5788 Fax: (212) 298-1915
For Confirmation Telephone: (212) 815-3750
The Information Agent (the "Information Agent") for the Offer is:
Georgeson Shareholder Communications Inc. 17 State Street, 10th Floor New York, New York 10014 Banks and Brokers call: (212) 440-9800 All other Shareholders call toll free: (800) 891-3214

        Delivery of this Notice of Guaranteed Delivery to an address or via a facsimile other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery to the Exchange Agent.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal (the "Letter of Transmittal").

        An Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Prospectus under "The Exchange Offer and the Consent Solicitation—Procedures for Tendering Your Securities and Delivering Your Consent to the Proposed Amendments—Tender of Securities Held Through DTC") and Robbins Bonds to the Exchange Agent within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

        The undersigned hereby tenders to Foster Wheeler Ltd., upon the terms and subject to the conditions set forth in the Prospectus dated August 16, 2004 (the "Prospectus"), the Letter of Transmittal (which together with the Prospectus, as they may be amended or supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged, and accept the Offer in accordance with its terms in respect of the number of Robbins Bonds specified below pursuant to the guaranteed delivery procedure described under "The Exchange Offer and the Consent Solicitation—Procedures for Tendering Your Securities and Delivering Your Consent to the Proposed Amendments—Guaranteed Delivery" in the Prospectus.

Robbins Bonds Certificate Number(s)* (if available):	Name of Record Holder(s):
Please Type or Print

Aggregate Principal Amount Represented by Certificate(s):	Address(es)
Zip Code
Aggregate Principal Amount Tendered:
Please check box if Robbins Bonds will be tendered by book-entry transfer:	Area Code and Telephone Number(s)

Account Number:	Signature(s) of Holder(s)
Date:	Dated: , 2004
*
Please specify if certificates relate to 2009 Series C Robbins Bonds, 2024 Series C Robbins Bonds or Series D Robbins Bonds. Please attach an additional page if necessary.

        The Notice of Guaranteed Delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificates for Robbins Bonds or on a security position listing as the owner of Robbins Bonds, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must provide the following information.

Please print name(s) and address(es)

Name(s):
Capacity:

Address(es):

GUARANTEE

(Not to be used for signature guarantee)

        The undersigned, a firm which is a member of the Medallion Signature Guarantee Program, or any other "eligible guarantor institution", as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either Robbins Bonds tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Robbins Bonds in the Exchange Agent's account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message in the case of a book-entry transfer, and any other required documents, all by 5:00 p.m., New York City time, on the third New York Stock Exchange business day following the date hereof.

Name of Firm	Authorized Signature
Address	Title
Name:
Zip Code	Please Type or Print
Area Code and Telephone Number(s)	Date: , 2004

        DO NOT SEND CERTIFICATES FOR ROBBINS BONDS WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

        1.     Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth in this Notice of Guaranteed Delivery before the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder of Robbins Bonds, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. As an alternative to delivery by mail the holders may wish to use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see the Prospectus and Instruction 1 of the Letter of Transmittal.

        2.     Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Robbins Bonds referred to in this Notice of Guaranteed Delivery, the signatures must correspond with the name(s) written on the face of the Robbins Bonds without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of DTC whose name appears on a security position listing as the owner of the Robbins Bonds, the signature must correspond with the name shown on the security position listing as the owner of the Robbins Bonds.

        If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Robbins Bonds listed or a participant of DTC whose name appears on a security position listing as the owner of the Robbins Bonds, this Notice of Guaranteed Delivery must be accompanied by appropriate stock powers, signed as the name(s) of the registered holder(s) appear(s) on the Robbins Bonds or signed as the name of the participant is shown on DTC's security position listing.

        If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing and submit with the Notice of Guaranteed Delivery evidence satisfactory to the Company of the person's authority to so act.

        3.     Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal or this Notice of Guaranteed Delivery may be directed to the Information Agent at the address specified in this Notice of Guaranteed Delivery and in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

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GUARANTEE (Not to be used for signature guarantee)
INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY